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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2001

MICROVISION, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-21221 (Commission File Number)	91-1600822 (IRS Employer Identification No.)
19910 North Creek Parkway Bothell, Washington (Address of Principal Executive Office)	98011 (Zip Code)

Registrant's telephone number, including area code:  (425) 415-6847

Item 5.  Other Events.

    Microvision, Inc. (the "Company") is offering 640,518 shares of the Company's common stock, no par value per share (the "Shares") for $11.33 per share and warrants exercisable for 96,077 shares of the Company's common stock at $14.62 per share. The shares and warrants are covered by the Company's Registration Statement on Form S-3 (the "Registration Statement") registration no. 333-69652. The purpose of this Current Report is to file the opinion on legality.

Item 7.  Financial Statements and Exhibits.

  c)
  Exhibits.

5.1	Opinion on Legality
23.1	Consent of Stoel Rives LLP (See Exhibit 5.1)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.
	By:	/s/ Richard F. Rutkowski Richard F. Rutkowski President and Chief Executive Officer
Date: October 11, 2001

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SIGNATURES